UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Sixth Street Specialty Lending, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Your Vote Counts!
SIXTH STREET SPECIALTY LENDING, INC. 2100 MCKINNEY AVENUE, SUITE 1500 DALLAS, TX 75201	SIXTH STREET SPECIALTY LENDING, INC. 2021 Special Meeting Vote by May 25, 2021 11:59 PM ET

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 You invested in SIXTH STREET SPECIALTY LENDING, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Special Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 26, 2021.

 Get informed before you vote

View the Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 12, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

    *Please check the meeting materials for any special requirements for meeting attendance.

V1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote on these important matters.

Voting Items	Board Recommends

1.

To approve a proposal to authorize the Company to sell or otherwise issue shares of its common stock at a price below its then-current net asset value per share in one or more offerings, in each case subject to the approval of its Board of Directors and subject to the conditions set forth in the accompanying proxy statement.

For

NOTE: The named proxies are also authorized to transact such other business as may properly come before the Special Meeting of Stockholders or any postponement or adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

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